EXHIBIT 5.1
Akerman Senterfitt
350 East Las Olas Boulevard
Fort Lauderdale, FL 33301-28711
(954) 463-2700 — telephone
(954) 463-2224 — fax
January 26, 2006
Sunair Services Corporation
3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315
Ladies and Gentlemen:
     Sunair Services Corporation, a Florida corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the sale by the selling shareholders listed therein of up to 4,885,953 shares (the “Shares”) of the Company’s common stock, $.10 par value per share, including up to 1,000,000 Shares issuable upon exercise of warrants (the “Warrants”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.
     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Articles of Incorporation and the Company’s Bylaws; (2) the Registration Statement and exhibits thereto; and (3) such other documents and instruments that we have deemed necessary for the expression of the opinion contained herein.
     Based upon the foregoing examination, we are of the opinion that the Shares, including the Shares underlying the Warrants, have been duly and validly authorized and have been or, in the case of those Shares underlying the Warrants, upon payment of the exercise price in accordance with the Warrants, will be, legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ AKERMAN SENTERFITT

AKERMAN SENTERFITT